UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]                                       Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

AMEDICA CORPORATION

(Name of Registrant as Specified in Its Charter)

Commission File Number: 001-33624

Not Applicable

(Name of Persons Filing Proxy Statement If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

SPECIAL MEETING OF STOCKHOLDERS

August 14, 2017

NOTICE OF MEETING

A special meeting of the stockholders of Amedica Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m. MDT, on August 14, 2017, at 1885 West 2100 South, Salt Lake City, UT 84119, for the following purposes:

1.	to approve an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion; and

2.	to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

Stockholders at the close of business on July __, 2017 are entitled to vote in person or by proxy at the special meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

BY ORDER OF THE BOARD OF DIRECTORS

B. Sonny Bal, Chairman of the Board and Chief Executive Officer

Salt Lake City, Utah

July __, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 14, 2017

This proxy statement, this notice of special meeting and a form of proxy are all available free of charge on our website at http://investors.amedica.com/specials-proxies.cfm

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Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To be Held on August 14, 2017

We are furnishing this proxy statement and the accompanying proxy card to our stockholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at the special meeting of stockholders and any adjournments or postponements of the special meeting. The special meeting will be held at 9:00 a.m., on August 14, 2017, at 1885 West 2100 South, Salt Lake City, UT 84119. We expect to mail this proxy statement and the enclosed proxy card on or about July __, 2017 to all stockholders entitled to vote at the special meeting.

Unless the context otherwise requires, in this proxy statement, we use the terms “Amedica,” “we,” “our,” “us” and the “Company” to refer to Amedica Corporation and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE SPECIAL MEETING

Q: Why did I receive this proxy statement?

A: The Board of Directors is soliciting your proxy to vote at the special meeting because you were a stockholder of the Company’s shares of common stock, par value $0.01 per share (“Common Stock”), at the close of business on July __, 2017, the record date, and are entitled to vote at the special meeting. The special meeting is being held for the purposes of obtaining stockholder approval of

1.	to approve an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion; and

2.	to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

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Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the Proposals to be voted on at the special meeting, the voting process and certain other required information.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q: How may I obtain an additional set of proxy materials?

A: All stockholders may write to us at the following address to request an additional copy of these materials:

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Attention: Corporate Secretary

Additionally, this proxy statement and notice of special meeting are all available free of charge on our website at http://investors.amedica.com/specials-proxies.cfm

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, this proxy statement and a proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. If you own shares held in street name, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q: What am I voting on at the special meeting?

A: You are voting on the following Proposals:

1.	to approve the Reverse Stock Split; and

2.	to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

The Board of Directors recommends a vote “FOR” the approval of Proposal No. 1 and Proposal No. 2.

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Q: How do I vote?

A: You may vote using any of the following methods:

●	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

●	By telephone or the Internet. If you are a stockholder of record, you may vote by telephone or on the Internet using the instructions in the enclosed proxy card. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

●	In person at the special meeting. All stockholders may vote in person at the special meeting. You may also be represented by another person at the special meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Q: What can I do if I change my mind after I vote my shares?

A: If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

●	sending written notice of revocation to our Corporate Secretary;

●	submitting a new, proper proxy dated later than the date of the revoked proxy; or

●	attending the special meeting and voting in person.

If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the special meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the special meeting will not, by itself, revoke a proxy.

Q: What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A: If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board of Director’s recommendations, “FOR” the approval of Proposal No. 1 and “FOR” Proposal No. 2.

Q: Can my broker vote my shares for me without my instructions?

A: Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals such as Proposal No. 1. Please provide voting instructions on the proposal described herein so your vote can be counted.

Q: Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the special meeting?

A: If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on Proposal No. 1 and on Proposal No. 1.

Q: What are the voting requirements with respect to each of the Proposals?

A: Proposal No. 1. The affirmative (“FOR”) vote of the holders of a majority of the votes outstanding and entitled to vote at the Special Meeting is necessary to approve Proposal No. 1. Abstentions will have the same effect as votes against Proposal No. 1. We believe brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal.

Proposal No. 2. The affirmative (“FOR”) vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote on this Proposal and cast at the special meeting is necessary to approve Proposal No. 2. Abstentions will have the same effect as votes against Proposal No. 2. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of Proposal No. 2.

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Q: How many votes do I have?

A: As of July ___, 2017, the record date, there were ________ shares of our Common Stock outstanding and entitled to vote. Each share of our Common Stock that you own entitles you to one vote.

Q: What happens if additional matters are presented at the special meeting?

A: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders, B. Sonny Bal and David Truetzel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.

Q: How many shares must be present or represented to conduct business at the special meeting?

A: A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote, totaling ______________ shares, is represented at the special meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q: How can I attend the special meeting?

A: You are entitled to attend the special meeting only if you were a stockholder of Amedica as of the close of business on July __, 2017, the record date, or if you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the special meeting. If you are not a stockholder of record, but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting.

The special meeting will begin promptly at 9:00 a.m., local time on August 14, 2017. You should allow adequate time for check-in procedures.

Q: How can I vote my shares in person at the special meeting?

A: Shares held in your name as the stockholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person at the special meeting only if you obtain a legal proxy from the broker, bank or nominee that holds the shares giving you the right to vote the shares. Even if you plan to attend the special meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the special meeting.

Q: What is the deadline for voting my shares?

A: If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the special meeting, except that proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 14, 2017.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee. You may vote these shares in person at the special meeting only if at the special meeting you provide a legal proxy obtained from your broker, bank or nominee.

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Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Amedica or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q: How are votes counted?

A: For all items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum. For purposes of approval, an abstention will have the same effect as a vote against Proposal No. 1.

Q: Where can I find the voting results of the special meeting?

A: We intend to announce preliminary voting results at the special meeting and publish final voting results in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”) within four business days after the special meeting.

Q: Who will bear the cost of soliciting votes for the special meeting?

A: Amedica is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders. We have retained the services of [________], a professional solicitation firm, as proxy solicitor for this special meeting. We expect to pay [__________] approximately $[_____] for the services it will perform as proxy solicitor in connection with this special meeting. Further, we will reimburse [________] for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify [________] against certain liabilities relating to or arising out of the engagement.

Q: What if I have questions for the Company’s transfer agent?

A: Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer and Trust Company

10150 Mallard Creek Road, Suite 307

Charlotte, NC 28262

Telephone: 1-800-937-5449

Q: Who can help answer my questions?

A: If you have any questions about the special meeting or how to vote or revoke your proxy, please contact:

_________________________________

Stockholders call toll-free at (_____) __________

Banks and Brokers call collect at (_____) __________

You may also contact the company at:

Amedica Corporation

188 West 2100 South

Salt Lake City, UT 84119

Attention: Corporate Secretary

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PROPOSAL NO. 1

PROPOSAL NO. 1: REVERSE STOCK SPLIT PROPOSAL

General

Our Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation in the form set forth in APPENDIX A to this Proxy Statement (the “Reverse Stock Split Amendment”) to effect a reserve split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15 (the “Reverse Stock Split”), inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. We only intend to implement the Reverse Stock Split if needed to maintain our listing on The NASDAQ Capital Market. A vote “FOR” the Reverse Stock Split Proposal will constitute approval of the Reverse Stock Split Amendment providing for the combination of between two (2) and fifteen (15) shares of Common Stock, inclusive, as determined in the sole discretion of our Board of Directors, into one (1) share of Common Stock. If our stockholders approve this Proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment but prior to August 14, 2017. The Board of Directors would prefer not to implement the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this Proposal is not needed to maintain our listing on The NASDAQ Capital Market and is no longer in the best interests of the Company and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval, our Board of Directors may consider, among other things, various factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock;

●	our ability to continue our listing on The NASDAQ Capital Market;

●	which Reverse Stock Split ratio would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of Common Stock or preferred stock as designated by our Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for future issuance will increase which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board of Directors may deem advisable.

If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will only be implemented if needed to maintain our listing on The NASDAQ Capital Market. However, the Board of Directors hopes not to implement the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that the Reverse Stock Split is not needed to maintain our listing on The NASDAQ Capital Market and is no longer in the best interests of the Company and its stockholders. The Board of Directors also reserves the right to delay the Reverse Stock Split until August 14, 2017.

Our Board of Directors believes that a Reverse Stock Split at a ratio of between 1-for-2 and 1-for-15, inclusive, as currently proposed, would be effective to increase the per share trading price of our Common Stock above NASDAQ’s minimum bid price requirement of $1.00 per share to be listed on The NASDAQ Capital Market, if necessary, as further discussed below.

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Purpose of the Reverse Stock Split Amendment

Our Common Stock currently trades on The NASDAQ Capital Market under the symbol “AMDA.” The NASDAQ Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s Common Stock has a bid price that is greater than or equal to $1.00 per share.

On August 17, 2016, we received a letter from NASDAQ indicating that the bid price of our Common Stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5550(a)(2). We were provided an initial period of 180 calendar days, or until February 13, 2017, during which to regain compliance. We did not regain compliance with NASDAQ Listing Rule 5550(a)(2) by February 13, 2017, and we requested, and were granted, an additional 180 days. We qualified for a timing extension by meeting NASDAQ’s continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and we provided NASDAQ with written notice of our intention to cure the deficiency. If we do not regain compliance during the additional period, NASDAQ will provide us with written notice that our securities are subject to delisting. At that time, we may appeal the determination to delist our securities to a Listing Qualifications Panel, which would require that we provide the Listing Qualifications Panel with a plan to regain compliance. We believe, however, that the only credible plan would be a reverse stock split to increase the per share trading price of our Common Stock above NASDAQ’s minimum bid price requirement of $1.00 per share.

Our Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our Common Stock on The NASDAQ Capital Market. Delisting from NASDAQ would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board of Directors and the pink sheets, are generally considered to be less efficient markets.

The purpose of the Reverse Stock Split is to increase the per share trading price of our Common Stock. We believe that stockholder approval of the proposed Reverse Stock Split would allow us to regain compliance with the minimum bid price requirement. If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will only be implemented if needed to maintain our listing on The NASDAQ Capital Market. However, the Board of Directors hopes not to implement the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is not needed to maintain our listing on The NASDAQ Capital Market and is no longer in the best interests of the Company and its stockholders.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE NASDAQ MARKETPLACE RULES.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 250,000,000 shares of Common Stock, par value $0.01, and 130,000,000 shares of preferred stock, par value $0.01. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of rounding in lieu of fractional shares), the number of authorized shares of our Common Stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of Common Stock would remain at 250,000,000 shares, thereby effectively increasing the number of shares of Common Stock available for future issuance, which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board of Directors may deem advisable. In addition, the total number of authorized shares of preferred stock would remain at 130,000,000 shares. The conversion ratio of our issued and outstanding shares of preferred stock will adjust proportionately with the ratio of the Reverse Stock Split.

The table below sets forth, as of July __, 2017 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-2 and 1-for-15, inclusive, including on our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

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	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-2	1-for-7	1-for-15
Common stock outstanding		%
Common stock underlying warrants
Common stock underlying options
Common stock underlying unit options
Total Common Stock and equivalents		%
Common stock available for future issuance

As illustrated by the table above, the Reverse Stock Split would significantly increase the ability of our Board of Directors to issue authorized and unissued shares in the future without further stockholder action.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by our Board of Directors as part of an anti-takeover strategy.

The principal effects of the Reverse Stock Split Amendment will be as follows:

●	each two (2) to fifteen (15) shares of Common Stock, inclusive, as determined in the sole discretion of our Board of Directors, owned by a stockholder, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

●	the number of shares of Common Stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

●	proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

●	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

●	the number of shares of Common Stock available for future issuance will increase accordingly, as illustrated in the table above.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

●	If the Reverse Stock Split is approved and implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

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●	There can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock. In addition, we will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline.

●	There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will increase and remain in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on July __, 2017 of $0.__ per share, if the Reverse Stock Split at a ratio of 1-for-3 is approved and implemented, there can be no assurance that the post-split market price of our Common Stock would be $_.__ or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

●	The number of shares of Common Stock available for future issuance will increase from ___________ shares to between ___________ and ___________ shares, depending on the ratio of the Reverse Stock Split selected by our Board of Directors, significantly increasing the ability of our Board of Directors to issue authorized and unissued shares in the future without further stockholder action which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board of Directors may deem advisable.

Our Board of Directors intends to implement the Reverse Stock Split, if approved by our stockholders, because the Board of Directors believes that a decrease in the number of shares is likely to improve the trading price of our Common Stock and allow us to regain compliance with the $1.00 minimum bid price required by the NASDAQ Marketplace Rules. The Board of Directors therefore believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, the Board of Directors reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of the Company and its stockholders to implement the Reverse Stock Split.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the Reverse Stock Split ratio of between 1-for-2 and 1-for-15, inclusive.

After the Effective Time, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our Common Stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “AMDA.”

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the Reverse Stock Split Amendment to effect the Reserve Stock Split, the Board of Directors expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board of Directors reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

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Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. In fact, since all fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book−Entry” Holders of Common Stock (i.e., Stockholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Effect on Certificated Shares

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the Effective Time (the “Old Certificates”), you do not need to take any action to exchange your Old Certificates unless you want to make a sale or transfer of stock. On request, after the Effective Time we will issue new certificates (the “New Certificates”) to anyone who holds Old Certificates in exchange therefor. Any request for New Certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates to the transfer agent. Stockholders will then receive one or more New Certificates representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

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No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Except where noted, this summary deals only with our Common Stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with foreign, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split Common Stock will be the same as the holding period for the pre-split Common Stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding characterization of the Reverse Stock Split for United States federal income tax purposes.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the votes outstanding and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the Proposal. Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. We believe the Reverse Stock Split Proposal is a routine matter and may be voted on by your broker if you do not submit voting instructions.

If the required votes for this Proposal are obtained, then our Board of Directors will have the authority to select the Reverse Stock Split ratio in the stated range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this Proxy Statement as APPENDIX A at any time after the approval of the Reverse Stock Split Proposal. Our Board of Directors reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed Reverse Stock Split Amendment by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 1:

The affirmative vote of the holders of a majority of the votes outstanding and entitled to vote at the Special Meeting is required to approve this Proposal No. 1. The Board of Directors recommends that you vote FOR this Proposal.

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PROPOSAL NO. 2:

ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals. If this Proposal is approved, the meeting could be successively adjourned to any date. We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if the adoption of each of the foregoing Proposals is approved at the meeting. If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Vote Required

The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the effect of a vote against this Proposal. Broker non-votes will not count as votes for or against this Proposal and will have no effect on the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

The Board of Directors recommends that stockholders vote for adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

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STOCK OWNERSHIP [REQUIRES UPDATING]

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July __, 2017 by:

●	each of our current directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group;

●	each stockholder known by us to own beneficially more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of July __, 2017, pursuant to the exercise or vesting of options or warrants or conversion of convertible promissory notes, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of shares beneficially owned is based on ______________ shares issued and outstanding on July __, 2017.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is: c/o Amedica Corporation, 1885 West 2100 South, Salt Lake City, Utah 84119.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percentage
Five Percent Stockholders:
Sabby Management, LLC (1) 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458	2,100,000	5.8%
Directors and Named Executive Officers:
B. Sonny Bal, M.D. (2)	63,700	*
David W. Truetzel (3)	463,882	*
Jeffrey S. White (4)	55,433	*
Eric A. Stookey (5)	45,833	*
Bryan McEntire (6)	100,831	*
All executive officers and directors as a group (5 persons)	792,650	1.0%

(1)	As calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (i) Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. beneficially own 1,050,000 and 1,050,000 shares of the common stock (common shares), respectively, representing approximately 2.90% and 2.90% of the Common Stock, respectively, and (ii) Sabby Management, LLC and Hal Mintz each beneficially own 2,100,000 shares of the common shares, representing approximately 5.79% of the common shares. Sabby Management, LLC and Hal Mintz do not directly own any common shares, but each indirectly owns 2,100,000 common shares. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 2,100,000 common shares because it serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., Cayman Islands companies. Mr. Mintz indirectly owns 2,100,000 common shares in his capacity as manager of Sabby Management, LLC.

(2)	Represents 59,627 shares of Common Stock and options and warrants to purchase 4,073 shares of Common Stock that are currently exercisable within 60 days of July __, 2017.

(3)	Represents 398,811 shares of Common Stock and options and warrants to purchase 65,071 shares of Common Stock that are currently exercisable within 60 days of July __, 2017.

(4)	Represents 9,600 shares of Common Stock and options to purchase 45,833 shares of Common Stock that are currently exercisable within 60 days of July __, 2017.

(5)	Represents options to purchase 45,833shares of Common Stock that are currently exercisable within 60 days of July __, 2017.

(6)	Represents 67,491 shares of Common Stock and options to purchase 33,340 shares of Common Stock that are currently exercisable within 60 days of July __, 2017.

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STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in our proxy statement for our 2017 annual meeting must do so in compliance with our bylaws and applicable SEC rules and regulations. Under Rule 14a-8 adopted by the SEC, to be considered for inclusion in our proxy materials for our 2017 annual meeting, a stockholder proposal must be received in writing by our Secretary within a reasonable time before we begin to print and mail our proxy materials next year. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such stockholder proposals can be included or excluded from Company-sponsored proxy materials.

If a stockholder desires to submit a proposal for consideration at the 2017 annual meeting, but not have the proposal included with our proxy solicitation materials relating to the 2017 annual meeting, the stockholder must comply with the procedures set forth in our governing documents. Our bylaws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Company. To be timely, a stockholder’s notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) or more than one-hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

Any stockholder who wishes to make such a proposal should obtain a copy of the bylaws, which contain these and other requirements with respect to stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our bylaws were filed with the SEC as an exhibit to our Periodic Report on Form 8-K, filed on February 20, 2014. You may also obtain a copy by writing to our Corporate Secretary, at Amedica Corporation, 1885 West 2100 South, Salt Lake City, UT 84119.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at www.Amedica.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other matters that may come before the special meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the special meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

The above notice and proxy statement are sent by order of the Board of Directors.

B. Sonny Bal, MD
Chief Executive Officer

July __, 2017

17

CERTIFICATE OF AMENDMENT

TO THE

RESTATED

CERTIFICATE OF INCORPORATION

OF

AMEDICA CORPORATION

AMEDICA Corporation (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First. The amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

Second. The Restated Certificate of Incorporation is hereby amended by adding the following after the third paragraph of Article FOURTH:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each ____ shares of Common Stock, par value $0.01 (the “Old Common Stock”) either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock. From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article 4 shall mean common stock as provided in the Amended and Restated Certificate of Incorporation.”

Third. Except as herein amended, the Corporation’s Amended and Restated Certificate of Incorporation shall remain in full force and effect.

Fourth. This amendment shall be effective on                           , 20 at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this ____ day of _____________, 2017.

AMEDICA CORPORATION

By:

Its:

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AMEDICA CORPORATION

1885 West 2100 South, Salt Lake City, UT 84119

SPECIAL MEETING OF STOCKHOLDERS, [ ], 2017

(This Proxy is Solicited on Behalf of the Board of Directors)

The undersigned hereby appoints ______ and ________, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Amedica Corporation (the “Company”) held of record by the undersigned on July __, 2017 at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 1885 West 2100 South, Salt Lake City, UT 84119at 9 a.m. local time, on August 14, 2017 and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

HOLDERS OF COMMON STOCK SHOULD VOTE ONLY ON PROPOSALS 1 and 2.

The Board of Directors recommends you vote FOR Proposals 1 and 2.
		FOR	AGAINST	ABSTAIN
1.

To approve an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.

		[ ]	[ ]	[ ]
2.	To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.	[ ]	[ ]	[ ]
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated. [ ]
Please indicate if you plan to attend this meeting.		[ ] Yes	[ ] No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

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